Riviera Holdings Corporation
                             2901 Las Vegas Boulevard South
                                   Las Vegas, NV 89109
                           Investor Relations: (800) 362-1460
                                   TRADED: AMEX - RIV
                                   www.theriviera.com








FOR FURTHER INFORMATION:
AT THE COMPANY:                                  INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO                   Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                             (208) 241-3704 Voice
(702) 794-9442 Fax                               (208) 232-5317 Fax
Email:  dkrohn@theriviera.com                    Email:   etruax@aol.com

FOR IMMEDIATE RELEASE:


          RIVIERA HOLDINGS SECOND QUARTER 2003 CONFERENCE CALL SET FOR JULY 22

LAS VEGAS, NV - July 15, 2003 - In conjunction with the release of Riviera Holdings Corporation's (AMEX: RIV) second quarter financial results, the Company will hold a conference call on Tuesday, July 22, 2003 at 2 pm ET.

What:    Riviera Holdings Second Quarter 2003 Financial Results

When:    Tuesday, July 22, 2003, 2 pm ET/ 1 pm CT/ 12 noon MT/ 11 am PT

Where:   http://www.visualwebcaster.com/event.asp?id=16283 or
         -------------------------------------------------
         http://www.theriviera.com
         -------------------------

How: Live and rebroadcast over the Internet - simply log onto the web at one of the above addresses

Live call via telephone:   800-406-5345

Replay information:       719-457-0820, code 697149 (available through July 25)

Contact information:      Betsy Truax 208-241-3704 or Etruax@aol.com

About Riviera Holdings:
Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.


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